Capital Income Builder, Inc. 333 South Hope Street Los Angeles, California 90071 Telephone (213) 486-9200 Fax (213) 486-9455

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,248,279
Class B	$61,731
Class C	$147,445
Class F1	$68,584
Class F2	$23,830
Total	$1,549,869
Class 529-A	$27,569
Class 529-B	$2,590
Class 529-C	$8,411
Class 529-E	$1,182
Class 529-F1	$781
Class R-1	$2,367
Class R-2	$11,541
Class R-3	$16,610
Class R-4	$7,374
Class R-5	$9,787
Class R-6	$8,428
Total	$96,640

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$1.04
Class B	$0.85
Class C	$0.84
Class F1	$1.03
Class F2	$1.09
Class 529-A	$1.02
Class 529-B	$0.83
Class 529-C	$0.83
Class 529-E	$0.95
Class 529-F1	$1.07
Class R-1	$0.85
Class R-2	$0.84
Class R-3	$0.95
Class R-4	$1.02
Class R-5	$1.09
Class R-6	$1.10

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,202,873
Class B	69,527
Class C	173,958
Class F1	65,325
Class F2	23,464
Total	1,535,147
Class 529-A	28,200
Class 529-B	3,085
Class 529-C	10,501
Class 529-E	1,288
Class 529-F1	778
Class R-1	2,982
Class R-2	14,235
Class R-3	17,981
Class R-4	7,399
Class R-5	9,100
Class R-6	8,994
Total	104,543

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$47.91
Class B	$47.90
Class C	$47.90
Class F1	$47.92
Class F2	$47.90
Class 529-A	$47.91
Class 529-B	$47.89
Class 529-C	$47.88
Class 529-E	$47.90
Class 529-F1	$47.92
Class R-1	$47.89
Class R-2	$47.89
Class R-3	$47.90
Class R-4	$47.91
Class R-5	$47.93
Class R-6	$47.92